Exhibit 23.1





               CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in the registration statement of Jade Financial Corp. on Form SB-2 of our report, dated March 18, 1999, (May 26, 1999 with respect to Note 18) on our audits of the consolidated financial statements of IGA Federal Savings Bank and Subsidiary as of December 31, 1998 and June 30, 1998 and for the six months then ended December 31, 1998 and years ended June 30, 1998 and 1997.

     We also consent to the reference to our firm under the caption "Experts".


                              /s/ Stockton Bates, LLP

                              Certified Public Accountants

Philadelphia, Pennsylvania
June 4, 1999